UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2015

(Date of Report/Date of earliest event reported)

BANK MUTUAL CORPORATION

(Exact name of registrant as specified in its charter)

WISCONSIN	000-31207	39-2004336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 West Brown Deer Road

Milwaukee, Wisconsin 53223

(Address and zip code of principal executive offices)

(414) 354-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Bank Mutual Corporation (the “Company”) on May 4, 2015 (the “Annual Meeting”), the Company’s shareholders: (i) elected three members of the Company’s Board of Directors to serve until the Company’s annual meeting in the year 2018; (ii) ratified the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors for 2015; and (iii) approved, in an advisory vote, the compensation of the Company’s named executive officers. There were 46,666,089 outstanding shares eligible to vote as of March 2, 2015, the record date for the Annual Meeting.

The directors elected to the Company’s Board for terms expiring at the Company’s annual meeting in the year 2018, as well as the number of votes cast for, votes withheld and broker non-votes with respect to each of these individuals, are set forth below[*]:

Director	Votes For	Votes Withheld	Broker Non-Votes

Thomas H. Buestrin	34,400,521	1,237,683	5,921,606
Michael T. Crowley, Jr.	34,319,932	1,318,272	5,921,606
William J. Mielke	34,145,383	1,492,821	5,921,606

The terms of office for the following directors continue until the annual meeting of shareholders in the year set forth below:

Director	Term	Director	Term

David A. Baumgarten	2016	David C. Boerke	2017
Richard A. Brown	2016	Lisa A. Mauer	2017
Mark C. Herr	2016	Robert B. Olson	2017

The proposal to ratify the Audit Committee’s selection of Deloitte & Touche LLP as the Company’s independent auditors for 2015 received the following votes:

Votes for approval:	40,706,692
Votes against:	468,625
Abstentions:	384,494

The advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation Information” in the Company’s Proxy Statement for the 2015 Annual Meeting, which was filed with the Securities and Exchange Commission on March 6, 2015, received the following votes:

Votes for approval:	27,186,029
Votes against:	7,799,489
Abstentions:	652,687
Broker Non-Votes:	5,921,606

*Total votes cast for each nominee or matter, together with broker non-votes, may vary due to the rounding of fractional share interests.

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* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	BANK MUTUAL CORPORATION
(Registrant)

	By:	/s/ Michael W. Dosland
Michael W. Dosland
Senior Vice President and
Chief Financial Officer

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